                                                                  EXHIBIT (d)(2)

                                    AGREEMENT

     This agreement is entered into this ____ day of __________________, 20__ between 724 Solutions Inc. (the "Corporation") and ________________________ (the "Participant") pursuant to the stock option plan (the "Plan") adopted by the Corporation as of September 22, 1997 and amended and restated as of February 2, 2000.

     Pursuant to the Plan and in consideration of $1.00 paid and service provided to the Corporation by the Participant, the Corporation agrees to grant options ("Options") and issue common shares (the "Shares") of the Corporation to the Participant, the Trust(s) described below governed by a registered retirement savings plan established by and for the sole benefit of the Participant or the Personal Holding Corporation (as such term is defined in the Plan) of the Participant in accordance with the terms of the Plan. The grant of the Options is confirmed by the Option Confirmation attached to this agreement.

     The undersigned confirms that if the Options are granted to a Personal Holding Corporation, such Options shall terminate immediately upon the Personal Holding Corporation ceasing to be Controlled by the Participant or if interests therein are granted to non-family members, as contemplated by the Plan.

     THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE OPTIONS ARE TERMINABLE IN CERTAIN CIRCUMSTANCES (INCLUDING AS DESCRIBED IN SECTION 16 OF THE PLAN), THAT THE EXPIRATION THEREOF CAN BE ACCELERATED BY THE ADMINISTRATORS IN CERTAIN CIRCUMSTANCES (INCLUDING AS DESCRIBED IN SECTION 15 OF THE PLAN), THAT THE CORPORATION HAS A CALL RIGHT IN CERTAIN CIRCUMSTANCES (AS DESCRIBED IN SECTION 19 OF THE PLAN) AND THAT THE OPTIONS ARE SUBJECT TO THE TERMS OF THE PLAN AS AMENDED FROM TIME TO TIME (AS PROVIDED IN SECTION 20 OF THE PLAN).

     THE GRANTING AND EXERCISE OF THE OPTION AND THE ISSUANCE OF SHARES ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE PLAN, AS AMENDED FROM TIME TO TIME.

     By executing this agreement, the Participant confirms and acknowledges that: (i) he or she has not been induced to enter into this agreement or acquire any Option by expectation of employment or continued employment with the Corporation; (ii) he or she has been given a copy of the Plan and has reviewed and understands the terms thereof; and (iii) he or she has been given the opportunity to seek independent counsel with respect to the Plan.

     This agreement shall be binding upon and enure to the benefit of the Corporation, its successors and assigns and the Participant and the legal representatives of his or her estate and any other person who acquires the Participant's rights in respect of the Options by bequest or inheritance.

     The Participant confirms that he or she has requested that this agreement and all communications with respect thereto be made in the English language. Le soussigne confirme avoir exige que le present convention et toute autre communication y afferente soient en langue anglaise.

IN WITNESS WHEREOF                  )       724 SOLUTIONS INC.
                                    )
                                    )
                                    )       Per: _______________________________
                                    )
                                    )       Per: _______________________________
                                    )
                                    )
________________________________    )            _______________________________
Witness                             )                Participant

DESCRIPTION OF TRUST (1)

Trustee  __________        Account No.  _______      No. of Options ________

Trustee  __________        Account No.  _______      No. of Options ________

Trustee  __________        Account No.  _______      No. of Options ________

DESCRIPTION OF PERSONAL HOLDING CORPORATION (2)

-------------------------------------------------------------------------------------------------------------------
 NAME OF CORPORATION              JURISDICTION           SHAREHOLDERS          NO. OF COMMON         NO. OF
                                                                                SHARES HELD          OPTIONS
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


--------------------

(1) To be completed if Participant elects to have Options granted directly to a Trust.

(2) To be completed if Participant elects to have Options granted directly to a Personal Holding Corporation.

                           FORM OF OPTION CONFIRMATION

TO: ___________________________________ ("Participant")

     Pursuant to the stock option plan (the "Plan") adopted by 724 Solutions Inc. (the "Corporation") as of September 22, 1997, and as amended and restated as of February 2, 2000, and an agreement between the Corporation and the Participant dated _______________ , the Corporation confirms the grant to the Participant and/or the Trust(s) described below governed by a registered retirement savings plan established by and for the sole benefit of the Participant and/or the Personal Holding Corporation(s) Controlled by the Participant (all as defined in the Plan) described below, of an option (the "Option") to acquire _____ common shares (the "Shares") of the Corporation at an exercise price of $ ________ per Share.

     Subject to the terms of the Plan, the Option shall be exercisable on or prior to ________________, and of the Shares subject to the Option:

     (a) ________________ Shares may be purchased at any time during the term of the Option on or after ______________, 20____; and

     (b) an additional _______________ Shares may be purchased at any time during the term of the Option on or after ______________, 20____.

     The granting and exercise of this Option are subject to the terms and conditions of the Plan referred to therein.

     DATED this _____ day of ______________, 20___.


                                 724 SOLUTIONS INC.

                                 Per:     ______________________________________

                                 Per:     ______________________________________

DESCRIPTION OF TRUST (3)

Trustee  __________        Account No.  _______      No. of Options ________

Trustee  __________        Account No.  _______      No. of Options ________

Trustee  __________        Account No.  _______      No. of Options ________


--------------------

(3) To be completed if Participant elects to have Options granted directly to a Trust.

DESCRIPTION OF PERSONAL HOLDING CORPORATION (4)

-------------------------------------------------------------------------------------------------------------------
 NAME OF CORPORATION              JURISDICTION           SHAREHOLDERS          NO. OF COMMON         NO. OF
                                                                                SHARES HELD          OPTIONS
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


--------------------

(4) To be completed if Participant elects to have Options granted directly to a Personal Holding Corporation.

                                FORM OF ELECTION

TO: 724 SOLUTIONS INC.

     Pursuant to the stock option plan (the "Plan") of 724 Solutions Inc. (the "Corporation") adopted as of September 22, 1997, as amended and restated as of February 2, 2000, the undersigned elects to purchase ______________ Common Shares (the "Shares") of the Corporation which are subject to an option granted on ________________ and encloses a certified/bank draft cheque payable to the Corporation in the aggregate amount of $___________, being $_________ per Share, plus the aggregate amount of $______________, being the taxes required to be withheld by the Corporation under any applicable statutes and remitted to the relevant taxing authority.

     The undersigned requests that the Shares be issued in his, her or its name as follows in accordance with the terms of the Plan:

     ------------------------------------------------------------
     (Print Name as Name is to Appear on Share Certificate)

     (Where the party exercising the Option is a Trust): The undersigned is the trustee of a trust governed by a registered retirement savings plan established by and solely for the benefit of:

     ------------------------------------------------------------
     (Print Name of Beneficiary of Trust)

     (Where the party exercising the option is a Personal Holding Corporation):
The undersigned is an officer or director of the Personal Holding Corporation of:

     ------------------------------------------------------------
     (Print Name of Controlling Shareholder of Personal Holding Corporation)

     The undersigned requests that the following address be the registered address of the Optionee:

     ------------------------------------------------------------

     NOTE: PURSUANT TO THE TERMS OF THE PLAN, THE OPTION IS NOT TRANSFERABLE. BY VIRTUE OF THIS ELECTION, THE UNDERSIGNED REPRESENTS AND WARRANTS THAT HE OR SHE IS THE BENEFICIARY OF THE OPTION AND THE SHARES BEING PURCHASED HEREBY. IF THE UNDERSIGNED HAS DESIGNATED THAT THE SHARES ARE TO BE REGISTERED IN THE NAME OF A REGISTERED BROKER/DEALER, THE UNDERSIGNED REPRESENTS AND WARRANTS THAT SUCH BROKER/DEALER IS MERELY A NOMINEE AND THAT THE UNDERSIGNED REMAINS THE OFFICIAL OWNER OF THE SHARES. IF THE UNDERSIGNED DESIRES THAT THE SHARE CERTIFICATE BE REGISTERED IN ANY OTHER NAME, THIS ELECTION MUST BE ACCOMPANIED BY SUCH OTHER TRANSFER DOCUMENTATION AS MAY BE PRESCRIBED BY THE CORPORATION, TOGETHER WITH APPROPRIATE SIGNATURE GUARANTEES. PLEASE CONTACT LORI WEIR AT (416) 228-8185.

     The Corporation will use its reasonable best efforts to process any exercise of the vested portion of any Option within three business days after all necessary procedures required for a valid exercise have been complied with by the Optionee. The Corporation shall not be responsible for any delay in responding to a valid exercise of Options due to inadvertence or otherwise in completing the exercise procedures or for any decline in the value of the Shares in respect of which the Option is being exercised.

DELIVERY INSTRUCTIONS

     The Corporation will mail your share certificate by ordinary mail AT YOUR OWN RISK, unless you specify otherwise.

     The share certificate representing the Shares shall be delivered to (please fill in if different from your name and address):

Name:    ___________________________________

Address: ___________________________________

By:  ___  pre-paid courier: Account No.: ________________________________

          or           ___  pre-paid to the Corporation by cheque or cash.

     ___  pick-up:          phone no. to call when certificate ready: ________

     The undersigned acknowledges that he or she has not been induced to purchase the Shares by expectation of employment or continued employment with the Corporation.

     DATED this ____ day of _______________, 20___.

________________________________     _________________________________
Witness                              Participant
                                     Title:

                                     [NOTE: WHERE THE PARTY EXERCISING THE
                                     OPTION IS A TRUST, THE TRUSTEE SHOULD
                                     EXECUTE THIS ELECTION. WHERE THE PARTY
                                     EXERCISING THE OPTION IS A PERSONAL HOLDING
                                     CORPORATION, AN OFFICER OR DIRECTOR SHOULD
                                     EXECUTE THIS ELECTION AND THE TITLE SHOULD
                                     BE ENTERED.]